CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 15, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Reports to Shareholders of Laudus Rosenberg U.S. Large Capitalization Fund, Laudus Rosenberg U.S. Large Capitalization Value Fund, Laudus Rosenberg U.S. Discovery Fund, Laudus Rosenberg U.S. Small Capitalization Fund, Laudus Rosenberg Long/Short Equity Fund, Laudus Rosenberg International Equity Fund, Laudus Rosenberg International Discovery Fund, Laudus Rosenberg International Small Capitalization Fund, Laudus Mondrian International Equity Fund, Laudus Mondrian Global Equity Fund, Laudus Mondrian Emerging Markets Fund and Laudus Mondrian International Fixed Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
San Francisco, California
July 28, 2009